Exhibit 107.1
Calculation of Filing Fee Table
Form S-3
(Form Type)
Issuer:
T-Mobile USA,
Inc.
Guarantors:
American Telecasting of Seattle, LLC
APC Realty and Equipment Company, LLC
Assurance Wireless of South Carolina, LLC
Assurance Wireless USA, L.P.
ATI Sub, LLC
Clearwire Communications LLC
Clearwire Legacy LLC
Clearwire Spectrum Holdings II LLC
Clearwire Spectrum Holdings III LLC
Clearwire Spectrum Holdings LLC
Fixed Wireless Holdings, LLC
IBSV LLC
MetroPCS California, LLC
MetroPCS Florida, LLC
MetroPCS Georgia, LLC
MetroPCS Massachusetts, LLC
MetroPCS Michigan, LLC
MetroPCS Nevada, LLC
MetroPCS New York, LLC
MetroPCS Pennsylvania, LLC
MetroPCS Texas, LLC
Mint Mobile, LLC
Mint Mobile Incentive Company, LLC
Mobile Match, LLC
Nextel South Corp.
Nextel Systems, LLC
Nextel West Corp.
NSAC, LLC
Primo Connect, Inc.

PRWireless PR, LLC
PushSpring, LLC
Sprint Capital Corporation
Sprint Communications LLC
Sprint LLC
Sprint Solutions LLC
Sprint Spectrum LLC
Sprint Spectrum Realty Company, LLC
SprintCom LLC
T-Mobile Central
LLC
T-Mobile Financial
LLC
T-Mobile Innovations
LLC
T-Mobile Leasing
LLC
T-Mobile License
LLC
T-Mobile Northeast
LLC
T-Mobile Puerto
Rico Holdings LLC
T-Mobile Puerto
Rico LLC
T-Mobile Resources
LLC
T-Mobile South
LLC
T-Mobile US,
Inc.
T-Mobile West
LLC
TDI Acquisition Sub, LLC
TMUS International LLC
TVN Ventures LLC
UVNV, Inc.
VMU GP, LLC
WBSY Licensing, LLC
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.00001 per share, of T-Mobile US, Inc.	Rule 456(b) and Rule 457(r) (1)	(1)	(1)	(1)	(1)	(1)

	Equity	Preferred Stock, par value $0.00001 per share, of T-Mobile US, Inc.	Rule 456(b) and Rule 457(r) (1)	(1)	(1)	(1)	(1)	(1)

	Debt	Debt Securities	Rule 456(b) and Rule 457(r) (1)	(1)	(1)	(1)	(1)	(1)

	Debt	Guarantees of Debt Securities(2)	Rule 456(b) and Rule 457(r) (1)	(1)	(1)	(1)	(1)	(1)

	Other	Depositary Shares	Rule 456(b) and Rule 457(r) (1)	(1)	(1)	(1)	(1)	(1)

	Other	Warrants	Rule 456(b) and Rule 457(r) (1)	(1)	(1)	(1)	(1)	(1)

	Other	Rights	Rule 456(b) and Rule 457(r) (1)	(1)	(1)	(1)	(1)	(1)

	Other	Purchase Contracts	Rule 456(b) and Rule 457(r) (1)	(1)	(1)	(1)	(1)	(1)

	Other	Units	Rule 456(b) and Rule 457(r) (1)	(1)	(1)	(1)	(1)	(1)

Fees Previously Paid	—	—	—	—	—	—		—

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—			—	—	—	—

		Total Offering Amounts				$ —		$ —

		Total Fees Previously Paid						$ —

		Total Fee Offsets						$ —

		Net Fee Due						$ —

(1)
An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the registration fee.

(2)
T-Mobile US, Inc.
or the registrants listed on the Table of Additional Registrants may guarantee the obligations of such debt securities of T-Mobile USA,
Inc. The guarantees will not be traded separately. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no additional registration fee is due with respect to the guarantees.